Exhibit 99.1

Press Release

XTI Aerospace Reports First Quarter 2025 Results and Provides Business Update

Balance sheet strengthened through elimination of legacy debt and stock-based obligations

Strong TriFan 600 program execution and FAA certification progress position XTI Aerospace for upcoming pre-sales relaunch

ENGLEWOOD, Colo., May 19, 2025 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace” or the “Company”), a pioneer in xVTOL and powered-lift aircraft solutions, today announced the filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and provided an update on recent corporate milestones and strategic initiatives.

“XTI Aerospace entered 2025 with strong momentum, advancing the development of the TriFan 600 while improving our financial position through disciplined capital management,” said Scott Pomeroy, Chairman and CEO of XTI Aerospace. “We completed critical Q1 product and engineering milestones, including FAA acceptance of our Type Certification application, fuel system design enhancements, and expanded FAA engagement—all of which continue to position us as a leader in the emerging powered-lift category.

“We are entering a defining period in our company’s journey,” added Pomeroy. “In addition to the significant technical progress our team has achieved, I am particularly proud of our financial accomplishments this quarter. We more than doubled our Industrial IoT segment revenues year-over-year, improved our related gross margins, and significantly strengthened our balance sheet by eliminating legacy debt and stock-based obligations. With our development advancing and our financial position stabilized, XTI Aerospace is focused on executing our strategy to deliver long-term shareholder value and revolutionize regional air mobility.”

First Quarter 2025 Business Highlights and Recent Developments

●	FAA Type Certification Application Accepted: The FAA accepted XTI Aerospace’s TriFan 600 Type Certification application on March 17, 2025.

●	Fuel System Design Milestone Achieved: Enhanced wing fuel volume from approximately 300 to 400 gallons, improving maximum range and mission length.

●	Expanded Corporate Advisory Board: Added aerospace, defense, and AI leaders with experience at companies such as Palantir Technologies, U.S. Space Force and Air Force, Wheels Up, Bombardier, and Global Medical Response.

●	Authorized Share Repurchase Program: The board of directors authorized up to $5 million in share repurchases to address what management believes is a significant undervaluation of the Company’s common stock.

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

First Quarter 2025 Financial Highlights

●	Cash and cash equivalents increased by approximately $3.9 million to approximately $8 million.

●	Net working capital increased by approximately $8.9 million.

●	Repaid in full the outstanding secured promissory notes issued to a certain party, which resulted in the release of that party’s security interest in the assets of XTI Aircraft Company. As of March 31, 2025, we had less than $0.1 million of interest-bearing debt outstanding.

●	Redeemed the remaining outstanding shares of Series 9 Preferred Stock, leaving 0 shares of Series 9 Preferred Stock issued and outstanding as of March 31, 2025. The Series 9 Preferred Stock had restricted the Company’s ability to raise capital, as the Company was prohibited from taking certain actions without prior written consent from the holders of the Series 9 Preferred Stock.

●	Repaid the remaining Strategic Transaction Bonus Plan obligation to prior Legacy Inpixon management, which was the primary driver for the approximate $5.1 million decline in accrued expenses and other current liabilities from December 31, 2024 to March 31, 2025.

●	Repaid the accounts payable and most commitments that were inherited from Legacy Inpixon.

Strategic Outlook and 2025 Priorities

Building on a successful first quarter, XTI Aerospace remains focused on advancing the TriFan 600 through continued engineering, certification, and supplier selection milestones. Key Q2 2025 priorities include:

●	Engine and drivetrain supplier selection.

●	Launch of the Sparrow subscale flying model to validate certain aerodynamic and transition flight dynamics.

●	FAA technical familiarization briefings and expanded certification engagement.

●	Preparation for the reopening of TriFan 600 pre-sales later in 2025.

“Looking ahead, we believe the progress we’ve made in both engineering and corporate development has set the stage for an exciting second quarter,” continued Pomeroy. “As we move closer to supplier selections, subscale flight demonstrations, and the reopening of TriFan 600 pre-sales later this year, we remain committed to delivering on our vision of transforming regional air mobility. We appreciate the continued support of our shareholders as we endeavor to build lasting value together.”

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of 311 mph and a range of 985 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company's location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com and follow XTI Aerospace on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about XTI Aerospace’s ability to achieve anticipated milestones in the timeframes currently anticipated or at all, the products under development by XTI Aerospace, the advantages of XTI Aerospace's technology, and XTI Aerospace’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including "believe," "continue," "could," “would,” “will,” "estimate," "expect," "intend," "plan," "target," "projects," or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI Aerospace undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI Aerospace’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:
Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:
Dave Gentry, CEO
RedChip Companies, Inc.
Phone: 1-407-644-4256
Email: XTIA@redchip.com

###

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

3